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                                   EXHIBIT A

           NAME, BUSINESS ADDRESS AND PRESENT PRINCIPAL OCCUPATION OF
                EACH EXECUTIVE OFFICER AND DIRECTOR OF HORIZON

I.  EXECUTIVE OFFICERS OF HORIZON

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                                                            Present Principal
Name                       Business Address                    Occupation
- ----                       ----------------                 ------------------

Neal M. Elliott         6001 Indian School Road,            Chairman of the Board,
                         N.E., Suite 530                    President and Chief
                        Albuquerque, NM 87110               Executive Officer

Klemmet L. Belt, Jr.    6001 Indian School Road,            Executive Vice President
                          N.E., Suite 530                   and Director
                        Albuquerque, NM 87110

Robert A. Ortenzio      6001 Indian School Road,            Executive Vice President
                         N.E., Suite 530                    and Director
                        Albuquerque, NM 87110

Michael A. Jeffries     6001 Indian School Road,            Senior Vice President,
                         N.E., Suite 530                    Operations and Director
                        Albuquerque, NM 87110

Charles H. Gonzales     6001 Indian School Road,            Senior Vice President,
                         N.E., Suite 530                    Subsidiary Operations
                        Albuquerque, NM 87110               and Director

Ernest A. Schofield     6001 Indian School Road,            Senior Vice President,
                         N.E., Suite 530                    Finance and Chief
                        Albuquerque, NM 87110               Financial Officer

Scot Sauder             6001 Indian School Road,            Vice President -- Legal
                         N.W., Suite 530                    Affairs, General Counsel
                        Albuquerque, NM 87110               and Secretary

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II. NON-EMPLOYEE DIRECTORS OF HORIZON

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                                                            Present Principal
Name                       Business Address                    Occupation
- ----                       ----------------                 ------------------

Russell L. Carson       One World Financial Center          General Partner,
                        Suite 3601                          Welsh, Carson, Anderson
                        New York, NY  10281                 & Stowe

Bryan C. Cressey        6100 Sears Tower                    Principal,
                        Chicago, IL  60606                  Golder, Thoma, Cressey,
                                                            Rauner, Inc.

Gerard M. Martin        600 Centre Street                   Consultant
                        Newton, MA  02158

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                                                            Present Principal
Name                       Business Address                     Occupation
- ----                       ----------------                 ------------------

Frank M. McCord         2828 Colby Avenue                   Chairman, Cascade
                        Everett, WA  98201                  Savings Bank

Raymond N. Noveck       460 Totten Pond Road                President, Strategic
                        Waltham, MA  02158                  Systems, Inc.

Barry M. Portnoy        One Post Office Square              Attorney-at-Law,
                        Boston, MA  02109                   Sullivan & Worcester

Rocco A. Ortenzio       6001 Indian School Road,            Consultant
                         N.E., Suite 530
                        Albuquerque, NM 87110

LeRoy S. Zimmerman      One South Market Square Building    Attorney-at-Law,
                        213 Market Street                   Eckert, Seamans, Cherin
                        Harrisburg, PA  17101               & Mellott

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